Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, being a director or officer of Genworth Financial, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Thomas J. McInerney, Martin P. Klein and Leon E. Roday and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign the post-effective amendments to the Registration Statements on Form S-8 (Registration No. 333-181607, Registration No. 333-168961, Registration No. 333-127474 and Registration No. 333-115825) under the Securities Act of 1933, as amended, and any amendments to such Registration Statements, and all post-effective amendments and supplements to such Registration Statements, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ Steven W. Alesio	April 1, 2013
Steven W. Alesio Director

/s/ William H. Bolinder	April 1, 2013
William H. Bolinder Director

/s/ Nancy J. Karch	April 1, 2013
Nancy J. Karch Director

/s/ Christine B. Mead	April 1, 2013
Christine B. Mead Director

/s/ David M. Moffett	April 1, 2013
David M. Moffett Director

/s/ Thomas E. Moloney	April 1, 2013
Thomas E. Moloney Director

/s/ James A. Parke	April 1, 2013
James A. Parke Director

/s/ James S. Riepe	April 1, 2013
James S. Riepe Director

/s/ G. Kent Conrad	April 1, 2013
G. Kent Conrad Director